Exhibit 2.3
ARTICLES OF MERGER
OF
ECHO THERAPEUTICS, INC.
(a Minnesota corporation)
INTO
ECHO THERAPEUTICS, INC.
(a Delaware corporation)
     Pursuant to Section 302A.621 of the Minnesota Business Corporation Act (“MBCA”), the undersigned corporations execute the following articles of merger:
     1. The name of the surviving corporation is Echo Therapeutics, Inc., a Delaware corporation (“Surviving Corporation”). The Surviving Corporation has ten (10) shares of common stock outstanding, all of which are one class. All shares of common stock outstanding were entitled to vote on the merger.
     2. The name of the merging corporation is Echo Therapeutics, Inc., a Minnesota corporation (“Parent Corporation”).
     3. The Parent Corporation owns 100% of the outstanding common stock of the Surviving Corporation.
     4. The Plan of Merger is attached to these Articles of Merger as Exhibit A and was approved by the Parent Corporation as the sole shareholder of the Surviving Corporation, by unanimous written consent, on May 20, 2008.
     5. Pursuant to Section 302A.621 of the MBCA, the Plan of Merger has been adopted by the Board of Directors of the Parent Corporation on May 20, 2008.
     6. The Plan of Merger was mailed to the shareholders of the Parent Corporation on April 15, 2008 and approved May 20, 2008.
     7. The Surviving Corporation does hereby agree that it may be served with process in the State of Minnesota in a proceeding for the enforcement of an obligation of the Parent corporation; and does hereby irrevocably appoint the Secretary of the State of Minnesota as its agent to accept service of process in any proceeding.
     8. The merger of the Parent Corporation into the Surviving Corporation shall become effective in the State of Minnesota on the date on which the Secretary of State of Minnesota files these Articles of Merger.

     IN WITNESS WHEREOF, the parties hereto have duly executed these Articles of Merger on June 9, 2008.

ECHO THERAPEUTICS, INC.		ECHO THERAPEUTICS, INC.
(a Minnesota corporation)		(a Delaware corporation)

By	/s/ Patrick T. Mooney, M.D. President	By	/s/ Harry G. Mitchell Secretary